                                                                      EXHIBIT 23


                       CONSENT OF KPMG PEAT MARWICK LLP


We consent to the inclusion of our report dated June 23, 1997 relating to the balance sheet of BAIGlobal, Inc. as of December 31, 1996 and the related statements of income and retained earnings and cash flows for the year then ended, which report appears in the Form 8-K of Market Facts, Inc. dated July 31, 1997.


                                    KPMG Peat Marwick LLP
New York, New York
August 14, 1997